INCORPORATED UNDER THE LAWS OF
TEXAS

NUMBER	SHARES

REO PLUS, INC.
Common Stock
Par Value $.001 Per Share

THIS CERTIFIES THAT:________________________________________________________is the registered holder of _____________________________________ shares of the Common Stock, par value $.001 per share, of REO Plus, Inc., a Texas corporation, transferable on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this certificate duly endorsed.

    IN WITNESS, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal is hereunto affixed this the ______ day of _____________________, A.D. _______.

PRESIDENT	SECRETARY

CERTIFICATE
FOR
__________
SHARES
of Common Stock
par value $.001 per share
of REO Plus, Inc.
ISSUED TO
___________________
DATED
___________________

    FOR VALUE RECEIVED, ____________________ sells, assigns and transfers unto __________________________________________________ ___________________ Shares represented by the within Certificate and do hereby irrevocably constitute and appoint _________________________________________ attorney to transfer the said Shares on the books of the within named corporation with full power of substitution in the premises.

Dated ______________ _____, _________

____________________________________

In Presence of
____________________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.